Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	303-802-8900	714-989-4705

Contact:	William Black
Executive Vice President
Strategy and Corporate Development
Phone:	919-597-7466

FOR IMMEDIATE RELEASE	July 16, 2020

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE SECOND QUARTER 2020

Significant Items

•	Net Earnings of $33.2 Million, or $0.28 Per Diluted Share
•	Strong Pre-Provision, Pre-Tax Net Revenue (“PPNR”) of $166.2 Million
•	Funded $1.2 Billion of Paycheck Protection Program Loans (“PPP”) in Q2
•	Core Deposits Up $3.5 Billion or 22% in Q2; Represents 85% of Total Deposits
•	Tax Equivalent Net Interest Margin of 4.20% Compared to 4.31% in Q1
•	Cost of Average Total Deposits Decreased 34 Basis Points from Q1 to 25 Basis Points
•	Quarter Includes $6.6 Million of Prepayment Penalties Related to Early Payoff of FHLB Term Advances and $7.7 Million of Gain on Sale of Securities

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the second quarter of 2020 of $33.2 million, or $0.28 per diluted share, compared to a net loss for the first quarter of 2020 of $1.43 billion, or $12.23 per diluted share. The increase in net earnings in the second quarter was due primarily to a $1.47 billion goodwill impairment charge in the first quarter.

Matt Wagner, President and CEO, commented, “Our focus continues to be the health and safety of our employees while assisting our customers during the COVID-19 pandemic. We assisted our customers by funding over 4,100 PPP loans in the second quarter totaling over $1.2 billion, while granting loan payment modifications on approximately $1.8 billion, or 9% of loans and leases, most during May and June. The ultimate resolution of these modified loans is largely dependent on how long the pandemic impacts consumer demand and business activity. ”

Mr. Wagner added, “We continued enhanced monitoring of our loan portfolios and saw less loan migration to special mention during the second quarter after being proactive in downgrading loans in the first quarter. We recorded another significant provision for credit losses largely due to deterioration in the macro-economic variables used in our CECL forecast.”

Mr. Wagner continued, “Our operations remain healthy and continue to produce increasing revenues while generating internal capital. PPNR increased by $5.3 million in the second quarter to $166.2 million, which resulted in a PPNR return on average assets of 2.51%. These solid operating earnings highlight the resilience of our business as we continue to navigate the challenging economic conditions.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Six Months Ended
	June 30,	March 31,	Increase	June 30,		Increase
Financial Highlights	2020	2020	(Decrease)	2020	2019	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings (loss)	$33,204	$(1,433,111)	$1,466,315	$(1,399,907)	$240,729	$(1,640,636)
Diluted earnings (loss) per share	$0.28	$(12.23)	$12.51	$(11.98)	$1.99	$(13.97)
Return on average assets	0.50%	(21.27)%	21.77	(10.48)%	1.88%	(12.36)
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (1)	$166,172	$160,877	$5,295	$327,049	$346,017	$(18,968)
PPNR return on average assets (1)	2.51%	2.39%	0.12	2.45%	2.70%	(0.25)
Return on average tangible equity (1)	6.39%	6.88%	(0.49)	6.64%	22.79%	(16.15)

Net interest margin ("NIM") (tax equivalent)	4.20%	4.31%	(0.11)	4.26%	4.70%	(0.44)
Yield on average loans and leases (tax equivalent)	5.01%	5.54%	(0.53)	5.27%	6.21%	(0.94)
Cost of average total deposits	0.25%	0.59%	(0.34)	0.41%	0.77%	(0.36)
Efficiency ratio	42.9%	40.6%	2.3	41.8%	42.0%	(0.2)

Total assets	$27,365,738	$26,143,267	$1,222,471	$27,365,738	$26,344,414	$1,021,324
Loans and leases held for investment, net of deferred fees	$19,694,631	$19,745,305	$(50,674)	$19,694,631	$18,472,852	$1,221,779
Noninterest-bearing demand deposits	$8,629,543	$7,510,218	$1,119,325	$8,629,543	$7,299,213	$1,330,330
Core deposits	$19,535,814	$16,050,522	$3,485,292	$19,535,814	$15,617,488	$3,918,326
Total deposits	$22,928,579	$19,575,837	$3,352,742	$22,928,579	$18,805,756	$4,122,823

As percentage of total deposits:
Noninterest-bearing demand deposits	38%	38%	-	38%	39%	(1)
Core deposits	85%	82%	3	85%	83%	2

Equity to assets ratio	12.62%	12.97%	(0.35)	12.62%	18.42%	(5.80)
Tangible common equity ratio (1)	8.93%	9.10%	(0.17)	8.93%	9.50%	(0.57)
Book value per share	$29.17	$28.75	$0.42	$29.17	$40.49	$(11.32)
Tangible book value per share (1)	$19.80	$19.31	$0.49	$19.80	$18.83	$0.97

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $4.5 million to $254.3 million for the second quarter of 2020 compared to $249.7 million for the first quarter of 2020 due mainly to a lower cost of average interest-bearing liabilities and a higher balance of average loans and leases, partially offset by a lower yield on average loans and leases and securities. The tax equivalent yield on average loans and leases was 5.01% for the second quarter of 2020 compared to 5.54% for the first quarter of 2020. The decrease in the yield on average loans and leases was due principally to lower market rates, a lower rate on loan production from the impact of the PPP loans, and lower loan discount accretion. Excluding the PPP loans, which have a coupon rate of 1%, the tax equivalent yield on average loans and leases was 5.10%.

The tax equivalent NIM was 4.20% for the second quarter of 2020 compared to 4.31% for the first quarter of 2020. The decrease in the NIM was due mainly to lower market rates resulting in lower loan and lease and security yields, a lower rate on loan production from the impact of the PPP loans, and lower loan discount accretion, offset partially by the lower cost of average interest-bearing liabilities. Excluding the PPP loans, the tax equivalent NIM was 4.25%.

The cost of average total deposits decreased to 0.25% for the second quarter of 2020 from 0.59% for the first quarter of 2020. The lower cost of average interest-bearing deposits reflected actions taken to reduce deposit rates in light of the two emergency interest rate cuts by the Federal Reserve in March of 2020. The cost of deposits at June 30, 2020 was 0.19%.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Provision for Credit Losses	2020	2020	(Decrease)
	(In thousands)
Addition to allowance for loan and lease losses	$93,000	$98,000	$(5,000)
Addition to reserve for unfunded loan commitments	27,000	14,000	13,000
Total provision for credit losses	$120,000	$112,000	$8,000

The provision for credit losses was $120.0 million for the second quarter of 2020, up $8.0 million from the first quarter of 2020, driven by reserve builds that reflected significant deterioration and continued uncertainty in the key macro-economic forecast variables such as unemployment and GDP as a result of the impact of COVID-19.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2020	2020	(Decrease)
	(In thousands)
Service charges on deposit accounts	$2,004	$2,658	$(654)
Other commissions and fees	10,111	9,721	390
Leased equipment income	12,037	12,251	(214)
Gain on sale of loans and leases	346	87	259
Gain on sale of securities	7,715	182	7,533
Other income:
Dividends and gains on equity investments	2,947	28	2,919
Warrant income	1,973	837	1,136
Other	1,725	3,336	(1,611)
Total noninterest income	$38,858	$29,100	$9,758

Noninterest income increased by $9.8 million to $38.9 million for the second quarter of 2020 compared to $29.1 million for the first quarter of 2020 due primarily to a $7.5 million increase in gain on sale of securities and a $2.9 million increase in dividends and gains on equity investments, partially offset by a $1.6 million decrease in other income. The increase in gain on sale of securities resulted from the sale of $122 million of securities in the second quarter. The increase in dividends and gains on equity investments resulted from increases in the fair value of equity investments still held and a $1.5 million gain on the sale of an equity investment. The decrease in other income was primarily due to $1.1 million of bankruptcy proceeds received on a former credit in the first quarter.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2020	2020	(Decrease)
	(In thousands)
Compensation	$61,910	$61,282	$628
Occupancy	14,494	14,207	287
Data processing	7,102	6,454	648
Other professional services	4,146	4,258	(112)
Insurance and assessments	9,373	4,249	5,124
Intangible asset amortization	3,882	3,948	(66)
Leased equipment depreciation	7,102	7,205	(103)
Foreclosed assets (income) expense, net	(146)	66	(212)
Customer related expense	4,408	3,932	476
Loan expense	3,379	2,650	729
Other	11,315	9,719	1,596
Total operating expense	126,965	117,970	8,995
Goodwill impairment	-	1,470,000	(1,470,000)
Total noninterest expense	$126,965	$1,587,970	$(1,461,005)

Noninterest expense decreased by $1.46 billion to $127.0 million for the second quarter of 2020 compared to $1.59 billion for the first quarter of 2020 attributable primarily to a $1.47 billion goodwill impairment charge in the first quarter. Excluding the goodwill impairment charge, noninterest expense increased by $9.0 million to $127.0 million. This increase was mainly due to a $5.1 million increase in insurance and assessments expense, a $1.6 million increase in other expense, a $0.7 million increase in loan expense, and a $0.6 million increase in data processing expense. The increase in insurance and assessments expense was due to an increase in FDIC assessment expense resulting from an increase in our assessment rate due primarily to the first quarter loss from the goodwill impairment charge. The higher assessment rate will continue for one year. The increase in other expense was due to $6.6 million in prepayment penalties incurred from the early payoff of $750 million of FHLB term advances, partially offset by the reversal of a $1.5 million accrual for operational loss contingencies and decreases in various business expenses due to less activity as a result of COVID-19. The FHLB term advances had a weighted average interest rate of 0.96% and the prepayment decision was made after the significant drop in market rates in March and the expectation of continued low rates for an extended time. The increase in loan expense was due primarily to higher loan-related legal and workout expenses. The increase in data processing expense was due to a one-time expense to create systems for the origination and loan documentation submissions necessary for the Paycheck Protection Program.

Income Taxes

The effective income tax rate was 28.1% for the second quarter of 2020 compared to (0.8)% for the first quarter of 2020. Excluding non-deductible goodwill impairment, the effective income tax rate for the first quarter of 2020 was 24.5%. Excluding the non-deductible goodwill impairment, the effective tax rate for the full year 2020 is currently estimated to be in the range of 26-28%. The higher effective tax rate in the second quarter was mainly due to tax expense related to restricted stock vestings combined with benefits recorded in the first quarter related to the filing of amended state returns.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Six Months Ended
Roll Forward of Loans and Leases Held	June 30,	March 31,	June 30,
for Investment, Net of Deferred Fees (1)	2020	2020	2020
	(Dollars in thousands)
Balance, beginning of period	$19,745,305	$18,846,872	$18,846,872
Additions:
Production	1,802,956	789,746	2,592,702
Disbursements	800,458	1,997,080	2,797,538
Total production and disbursements	2,603,414	2,786,826	5,390,240
Reductions:
Payoffs	(612,837)	(812,707)	(1,425,544)
Paydowns	(2,022,376)	(1,053,705)	(3,076,081)
Total payoffs and paydowns	(2,635,213)	(1,866,412)	(4,501,625)
Sales	(3,089)	-	(3,089)
Transfers to foreclosed assets	-	(1,776)	(1,776)
Charge-offs	(15,786)	(20,205)	(35,991)
Total reductions	(2,654,088)	(1,888,393)	(4,542,481)
Net (decrease) increase	(50,674)	898,433	847,759
Balance, end of period	$19,694,631	$19,745,305	$19,694,631

Weighted average rate on production (2)	2.33%	4.31%	2.93%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.
(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 21 basis points to loan yields in 2020.

Loans and leases held for investment, net of deferred fees, decreased by $50.7 million in the second quarter of 2020 to $19.7 billion at June 30, 2020. We funded $1.2 billion of PPP loans in the second quarter and continued ongoing fundings in the construction loan class, however, this was more than offset by paydowns on existing credits in the venture capital and asset-based loan portfolio classes. Many borrowers who drew down on their loans in the first quarter to ensure liquidity during the COVID-19 pandemic paid back the funds in the second quarter as the economy began to reopen. In addition, our venture banking equity funds business saw balances decline $662.7 million in the second quarter after growing $203.2 million in the first quarter, as drawdowns by equity funds in late March were repaid during the second quarter. The weighted average rate on production decreased to 2.33% since most of the loan production related to PPP loans at a coupon rate of 1%. Excluding PPP loans, the weighted average rate on production was 5.39%.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	June 30, 2020		March 31, 2020		June 30, 2019
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,222,075	22%	$4,220,649	21%	$4,435,274	24%
Income producing and other
residential	3,733,659	19%	3,788,295	19%	3,640,752	20%
Total real estate mortgage	7,955,734	41%	8,008,944	40%	8,076,026	44%
Real estate construction and land:
Commercial	1,167,609	6%	1,087,505	6%	972,891	5%
Residential	2,172,919	11%	1,792,748	9%	1,403,239	8%
Total real estate construction and land	3,340,528	17%	2,880,253	15%	2,376,130	13%
Total real estate	11,296,262	58%	10,889,197	55%	10,452,156	57%
Commercial:
Asset-based	3,412,431	17%	3,938,402	20%	3,606,007	19%
Venture capital	1,814,341	9%	2,715,837	14%	2,194,743	12%
Other commercial	2,760,278	14%	1,771,985	9%	1,773,564	10%
Total commercial	7,987,050	40%	8,426,224	43%	7,574,314	41%
Consumer	411,319	2%	429,884	2%	446,382	2%
Total loans and leases held for investment, net of deferred fees	$19,694,631	100%	$19,745,305	100%	$18,472,852	100%

Total unfunded loan commitments	$7,745,921		$7,697,724		$7,610,899

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended June 30, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$221,292	$53,571	$274,863
Charge-offs	(15,786)	-	(15,786)
Recoveries	2,544	-	2,544
Net charge-offs	(13,242)	-	(13,242)
Provision	93,000	27,000	120,000
Ending balance	$301,050	$80,571	$381,621

	Three Months Ended March 31, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$138,785	$35,861	$174,646
Charge-offs	(20,205)	-	(20,205)
Recoveries	1,095	-	1,095
Net charge-offs	(19,110)	-	(19,110)
Provision	98,000	14,000	112,000
Cumulative effect of change in accounting principle - CECL	3,617	3,710	7,327
Ending balance	$221,292	$53,571	$274,863

The allowance for credit losses increased by $106.8 million in the second quarter of 2020 to $381.6 million at June 30, 2020. Substantially all of the increase in the allowance for credit losses during the second quarter was attributable to deterioration in the macro-economic variables used in our CECL forecast. Net charge-offs decreased from $19.1 million in the first quarter to $13.2 million in the second quarter.

The allowance for credit losses as a percentage of loans and leases held for investment was 1.94% at June 30, 2020 and 1.39% at March 31, 2020. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.53% at June 30, 2020 and 1.12% at March 31, 2020. The allowance for credit losses and allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding PPP loans that are fully guaranteed and do not carry any allowance, was 2.06% and 1.63% at June 30, 2020, respectively.

Gross charge-offs for the second quarter of 2020 were $15.8 million and included $6.5 million for venture capital loans, $5.0 million for other commercial loans, and $4.2 million for commercial real estate mortgage loans compared to gross charge-offs for the first quarter of 2020 of $20.2 million that included $11.5 million for an asset-based oil industry loan and $7.3 million for other commercial loans.

Recoveries for the second quarter of 2020 were $2.5 million and included $2.3 million for other commercial loans compared to recoveries for the first quarter of 2020 of $1.1 million that included $0.4 million for other commercial loans and $0.4 million for asset-based loans.

For the second quarter of 2020 and first quarter of 2020, annualized net charge-offs to average loans and leases were 0.27% and 0.40%, respectively.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30, 2020		March 31, 2020		June 30, 2019
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Noninterest-bearing demand	$8,629,543	38%	$7,510,218	38%	$7,299,213	39%
Interest checking	4,858,168	21%	3,333,147	17%	3,220,353	17%
Money market	5,498,150	24%	4,712,118	24%	4,578,083	24%
Savings	549,953	2%	495,039	3%	519,839	3%
Total core deposits	19,535,814	85%	16,050,522	82%	15,617,488	83%
Non-core non-maturity deposits	1,217,266	5%	836,157	4%	436,833	2%
Total non-maturity deposits	20,753,080	90%	16,886,679	86%	16,054,321	85%
Time deposits $250,000 and under	1,522,928	7%	2,086,188	11%	2,284,023	12%
Time deposits over $250,000	652,571	3%	602,970	3%	467,412	3%
Total time deposits	2,175,499	10%	2,689,158	14%	2,751,435	15%
Total deposits	$22,928,579	100%	$19,575,837	100%	$18,805,756	100%

At June 30, 2020, core deposits totaled $19.5 billion, or 85% of total deposits, including $8.6 billion of noninterest-bearing demand deposits, or 38% of total deposits. Core deposits increased by $3.5 billion in the second quarter driven by PPP loan proceeds being deposited into customers’ accounts and venture banking which saw deposits increase by $2.0 billion to a record $8.7 billion as of June 30, 2020.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at June 30, 2020 were $1.4 billion, of which $1.1 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,	Increase
Credit Quality Metrics	2020	2020	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$166,113	$95,602	$70,511
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	1,449	1,701	(252)
Total nonperforming assets ("NPAs")	$167,562	$97,303	$70,259

Performing TDRs held for investment	$15,037	$8,978	$6,059

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.84%	0.48%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.85%	0.49%

Loan and Lease Credit Risk Ratings:
Pass	$18,635,004	$18,698,942	$(63,938)
Special mention	766,397	898,658	(132,261)
Classified	293,230	147,705	145,525
Total loans and leases held for investment, net of deferred fees	$19,694,631	$19,745,305	$(50,674)

Classified loans and leases held for investment to loans and leases held for investment	1.49%	0.75%

Allowance for Credit Losses:
Allowance for credit losses	$381,621	$274,863	$106,758
Provision for credit losses (for the quarter)	$120,000	$112,000	$8,000
Net charge-offs (for the quarter)	$13,242	$19,110	$(5,868)
Net charge-offs to average loans and leases (for the quarter)	0.27%	0.40%
Allowance for credit losses to loans and leases held for investment	1.94%	1.39%
Allowance for credit losses to nonaccrual loans and leases held for investment	229.7%	287.5%

(1) Nonaccrual loans include guaranteed amounts of $16.2 million at June 30, 2020 and $16.0 million at March 31, 2020.

Nonaccrual, classified, and special mention loans and leases fluctuate from period to period as a result of loan repayments and our ongoing active portfolio monitoring, including loan downgrades.

During the second quarter of 2020, classified loans and leases increased by $145.5 million, while special mention loans and leases decreased by $132.3 million. The increase in classified loans and leases and the decrease in special mention loans and leases was due primarily to three security monitoring loans totaling $119.2 million and two retail real estate loans totaling $42.0 million migrating out of special mention and into the classified category.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	June 30, 2020		March 31, 2020		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due
	(Dollars in thousands)
Real estate mortgage:
Commercial	$61,771	$-	$19,088	$1,807	$42,683	$(1,807)
Income producing and other residential	2,207	-	2,308	1,064	(101)	(1,064)
Total real estate mortgage	63,978	-	21,396	2,871	42,582	(2,871)
Real estate construction and land:
Commercial	337	-	351	-	(14)	-
Residential	-	1,021	-	241	-	780
Total real estate construction and land	337	1,021	351	241	(14)	780
Commercial:
Asset-based	19,013	3,697	17,104	-	1,909	3,697
Venture capital	8,270	1,924	18,612	183	(10,342)	1,741
Other commercial	73,995	191	37,726	4,393	36,269	(4,202)
Total commercial	101,278	5,812	73,442	4,576	27,836	1,236
Consumer	520	1,067	413	518	107	549
Total held for investment	$166,113	$7,900	$95,602	$8,206	$70,511	$(306)

During the second quarter of 2020, nonaccrual loans and leases increased by $70.5 million due primarily to two retail real estate loans and one security monitoring loan.

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	June 30, 2020
		Excluding		March 31,
		PPP		2020
	Actual (1)	Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	8.93%	9.22	%(3)	8.63%
Common equity tier 1 capital ratio	9.97%	9.97%		9.22%
Total capital ratio	13.18%	13.18%		12.07%
Tangible common equity ratio (2)	8.93%	9.36	%(3)	9.10%

(1) Capital information for June 30, 2020 is preliminary.
(2) Non-GAAP measure.
(3) PPP loans have been excluded from total assets in denominator as they are zero risk-weighted.

STOCK REPURCHASE PROGRAM

During the second quarter of 2020, there were no stock repurchases. On April 21, 2020, we announced that stock repurchases were suspended indefinitely.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $27 billion in assets headquartered in Los Angeles, California, with executive offices in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also offers venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	June 30,
	2020	2020	2019
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$174,059	$172,570	$185,075
Interest-earning deposits in financial institutions	1,747,077	439,690	422,663
Total cash and cash equivalents	1,921,136	612,260	607,738

Securities available-for-sale, at estimated fair value	3,851,141	3,757,663	3,807,244
Federal Home Loan Bank stock, at cost	17,250	54,244	43,146
Total investment securities	3,868,391	3,811,907	3,850,390

Gross loans and leases held for investment	19,780,476	19,806,394	18,532,740
Deferred fees, net	(85,845)	(61,089)	(59,888)
Total loans and leases held for investment, net of deferred fees	19,694,631	19,745,305	18,472,852
Allowance for loan and lease losses	(301,050)	(221,292)	(135,037)
Total loans and leases held for investment, net	19,393,581	19,524,013	18,337,815

Equipment leased to others under operating leases	295,191	306,530	300,668
Premises and equipment, net	42,299	39,799	38,162
Foreclosed assets, net	1,449	1,701	1,472
Goodwill	1,078,670	1,078,670	2,548,670
Core deposit and customer relationship intangibles, net	30,564	34,446	47,380
Other assets	734,457	733,941	612,119
Total assets	$27,365,738	$26,143,267	$26,344,414

LIABILITIES:
Noninterest-bearing deposits	$8,629,543	$7,510,218	$7,299,213
Interest-bearing deposits	14,299,036	12,065,619	11,506,543
Total deposits	22,928,579	19,575,837	18,805,756
Borrowings	60,000	2,295,000	1,913,059
Subordinated debentures	460,772	458,994	456,112
Accrued interest payable and other liabilities	463,489	423,047	317,477
Total liabilities	23,912,840	22,752,878	21,492,404
STOCKHOLDERS' EQUITY (1)	3,452,898	3,390,389	4,852,010
Total liabilities and stockholders’ equity	$27,365,738	$26,143,267	$26,344,414

Book value per share	$29.17	$28.75	$40.49
Tangible book value per share (2)	$19.80	$19.31	$18.83
Shares outstanding	118,374,603	117,916,789	119,829,104

(1) Includes net unrealized gain on securities
available-for-sale, net	$145,038	$90,916	$73,066
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$247,851	$262,278	$284,236	$510,129	$558,465
Investment securities	26,038	27,446	28,948	53,484	58,628
Deposits in financial institutions	186	1,608	1,349	1,794	1,999
Total interest income	274,075	291,332	314,533	565,407	619,092

Interest expense:
Deposits	13,075	28,247	38,720	41,322	72,955
Borrowings	1,319	6,778	7,210	8,097	14,920
Subordinated debentures	5,402	6,560	7,705	11,962	15,443
Total interest expense	19,796	41,585	53,635	61,381	103,318

Net interest income	254,279	249,747	260,898	504,026	515,774
Provision for credit losses	120,000	112,000	8,000	232,000	12,000
Net interest income after
provision for credit losses	134,279	137,747	252,898	272,026	503,774

Noninterest income:
Service charges on deposit accounts	2,004	2,658	3,771	4,662	7,501
Other commissions and fees	10,111	9,721	11,590	19,832	22,598
Leased equipment income	12,037	12,251	9,182	24,288	18,464
Gain on sale of loans and leases	346	87	326	433	326
Gain on sale of securities	7,715	182	22,192	7,897	24,353
Other income	6,645	4,201	3,832	10,846	8,715
Total noninterest income	38,858	29,100	50,893	67,958	81,957

Noninterest expense:
Compensation	61,910	61,282	68,956	123,192	139,801
Occupancy	14,494	14,207	14,457	28,701	28,777
Data processing	7,102	6,454	6,817	13,556	13,742
Other professional services	4,146	4,258	4,629	8,404	9,142
Insurance and assessments	9,373	4,249	4,098	13,622	8,136
Intangible asset amortization	3,882	3,948	4,870	7,830	9,740
Leased equipment depreciation	7,102	7,205	5,558	14,307	11,209
Foreclosed assets (income) expense, net	(146)	66	(146)	(80)	(117)
Acquisition, integration and reorganization costs	-	-	-	-	618
Customer related expense	4,408	3,932	3,405	8,340	6,348
Loan expense	3,379	2,650	3,451	6,029	6,336
Goodwill impairment	-	1,470,000	-	1,470,000	-
Other expense	11,315	9,719	9,332	21,034	17,982
Total noninterest expense	126,965	1,587,970	125,427	1,714,935	251,714

Earnings (loss) before income taxes	46,172	(1,421,123)	178,364	(1,374,951)	334,017
Income tax expense	12,968	11,988	50,239	24,956	93,288
Net earnings (loss)	$33,204	$(1,433,111)	$128,125	$(1,399,907)	$240,729

Basic and diluted earnings (loss) per share	$0.28	$(12.23)	$1.07	$(11.98)	$1.99
Dividends declared and paid per share	$0.25	$0.60	$0.60	$0.85	$1.20

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$33,204	$(1,433,111)	$128,125	$(1,399,907)	$240,729
Less: earnings allocated to unvested restricted stock (1)	(362)	(939)	(1,190)	(1,251)	(2,343)
Net earnings (loss) allocated to common shares	$32,842	$(1,434,050)	$126,935	$(1,401,158)	$238,386

Weighted-average basic shares and unvested restricted stock outstanding	118,192	118,775	120,042	118,484	121,128
Less: weighted-average unvested restricted stock outstanding	(1,606)	(1,495)	(1,462)	(1,551)	(1,407)
Weighted-average basic shares outstanding	116,586	117,280	118,580	116,933	119,721
Basic earnings (loss) per share	$0.28	$(12.23)	$1.07	$(11.98)	$1.99

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$32,842	$(1,434,050)	$126,935	$(1,401,158)	$238,386

Weighted-average diluted shares outstanding	116,586	117,280	118,580	116,933	119,721

Diluted earnings (loss) per share	$0.28	$(12.23)	$1.07	$(11.98)	$1.99

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$19,951,603	$248,474	5.01%	$19,065,035	$262,764	5.54%	$18,239,690	$284,513	6.26%
Investment securities (3)	3,846,459	27,430	2.87%	3,853,217	28,641	2.99%	3,790,436	29,462	3.12%
Deposits in financial institutions	733,142	186	0.10%	537,384	1,608	1.20%	228,702	1,349	2.37%
Total interest-earning assets (1)	24,531,204	276,090	4.53%	23,455,636	293,013	5.02%	22,258,828	315,324	5.68%
Other assets	2,090,023			3,643,404			3,590,361
Total assets	$26,621,227			$27,099,040			$25,849,189

Liabilities and Stockholders' Equity:
Interest checking	$4,001,750	1,573	0.16%	$3,466,812	7,135	0.83%	$3,242,960	10,644	1.32%
Money market	6,114,354	2,856	0.19%	5,247,866	10,016	0.77%	5,046,021	14,604	1.16%
Savings	524,335	33	0.03%	497,959	160	0.13%	525,648	227	0.17%
Time	2,475,858	8,613	1.40%	2,684,143	10,936	1.64%	2,731,156	13,245	1.95%
Total interest-bearing deposits	13,116,297	13,075	0.40%	11,896,780	28,247	0.95%	11,545,785	38,720	1.35%
Borrowings	871,110	1,319	0.61%	2,026,749	6,778	1.35%	1,142,223	7,210	2.53%
Subordinated debentures	459,466	5,402	4.73%	458,399	6,560	5.76%	454,901	7,705	6.79%
Total interest-bearing liabilities	14,446,873	19,796	0.55%	14,381,928	41,585	1.16%	13,142,909	53,635	1.64%
Noninterest-bearing demand deposits	8,292,151			7,357,717			7,544,027
Other liabilities	435,353			402,617			343,364
Total liabilities	23,174,377			22,142,262			21,030,300
Stockholders' equity	3,446,850			4,956,778			4,818,889
Total liabilities and stockholders' equity	$26,621,227			$27,099,040			$25,849,189
Net interest income (1)		$256,294			$251,428			$261,689
Net interest spread (1)			3.98%			3.86%			4.04%
Net interest margin (1)			4.20%			4.31%			4.72%

Total deposits (4)	$21,408,448	$13,075	0.25%	$19,254,497	$28,247	0.59%	$19,089,812	$38,720	0.81%

(1) Tax equivalent.

(2) Includes discount accretion on acquired loans of $2.5 million, $4.8 million, and $3.5 million for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively.

(3) Includes tax-equivalent adjustments of $1.4 million, $1.2 million, and $0.5 million for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019 related to tax-exempt income on investment securities.

The federal statutory tax rate utilized was 21%.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$174,059	$172,570	$172,585	$252,596	$185,075
Interest-earning deposits in financial institutions	1,747,077	439,690	465,039	483,405	422,663
Total cash and cash equivalents	1,921,136	612,260	637,624	736,001	607,738

Securities available-for-sale	3,851,141	3,757,663	3,797,187	3,817,348	3,807,244
Federal Home Loan Bank stock	17,250	54,244	40,924	26,865	43,146
Total investment securities	3,868,391	3,811,907	3,838,111	3,844,213	3,850,390

Gross loans and leases held for investment	19,780,476	19,806,394	18,910,740	18,796,011	18,532,740
Deferred fees, net	(85,845)	(61,089)	(63,868)	(60,468)	(59,888)
Total loans and leases held for investment, net of deferred fees	19,694,631	19,745,305	18,846,872	18,735,543	18,472,852
Allowance for loan and lease losses	(301,050)	(221,292)	(138,785)	(138,552)	(135,037)
Total loans and leases held for investment, net	19,393,581	19,524,013	18,708,087	18,596,991	18,337,815

Equipment leased to others under operating leases	295,191	306,530	324,084	295,854	300,668
Premises and equipment, net	42,299	39,799	38,585	37,926	38,162
Foreclosed assets, net	1,449	1,701	440	1,366	1,472
Goodwill	1,078,670	1,078,670	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	30,564	34,446	38,394	42,547	47,380
Other assets	734,457	733,941	636,811	621,059	612,119
Total assets	$27,365,738	$26,143,267	$26,770,806	$26,724,627	$26,344,414

LIABILITIES:
Noninterest-bearing deposits	$8,629,543	$7,510,218	$7,243,298	$7,441,185	$7,299,213
Interest-bearing deposits	14,299,036	12,065,619	11,989,738	12,292,018	11,506,543
Total deposits	22,928,579	19,575,837	19,233,036	19,733,203	18,805,756
Borrowings	60,000	2,295,000	1,759,008	1,253,031	1,913,059
Subordinated debentures	460,772	458,994	458,209	456,145	456,112
Accrued interest payable and other liabilities	463,489	423,047	365,856	362,140	317,477
Total liabilities	23,912,840	22,752,878	21,816,109	21,804,519	21,492,404
STOCKHOLDERS' EQUITY (1)	3,452,898	3,390,389	4,954,697	4,920,108	4,852,010
Total liabilities and stockholders’ equity	$27,365,738	$26,143,267	$26,770,806	$26,724,627	$26,344,414

Book value per share	$29.17	$28.75	$41.36	$41.06	$40.49
Tangible book value per share (2)	$19.80	$19.31	$19.77	$19.43	$18.83
Shares outstanding	118,374,603	117,916,789	119,781,605	119,831,192	119,829,104

(1) Includes net unrealized gain on securities available-for-sale, net	$145,038	$90,916	$78,658	$95,887	$73,066
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$247,851	$262,278	$263,402	$275,978	$284,236
Investment securities	26,038	27,446	28,135	28,806	28,948
Deposits in financial institutions	186	1,608	2,056	2,424	1,349
Total interest income	274,075	291,332	293,593	307,208	314,533

Interest expense:
Deposits	13,075	28,247	34,802	40,703	38,720
Borrowings	1,319	6,778	5,189	6,852	7,210
Subordinated debentures	5,402	6,560	6,983	7,417	7,705
Total interest expense	19,796	41,585	46,974	54,972	53,635

Net interest income	254,279	249,747	246,619	252,236	260,898
Provision for credit losses	120,000	112,000	3,000	7,000	8,000
Net interest income after provision for credit losses	134,279	137,747	243,619	245,236	252,898

Noninterest income:
Service charges on deposit accounts	2,004	2,658	3,611	3,525	3,771
Other commissions and fees	10,111	9,721	10,170	10,855	11,590
Leased equipment income	12,037	12,251	10,648	9,615	9,182
Gain on sale of loans and leases	346	87	23	765	326
Gain on sale of securities	7,715	182	184	908	22,192
Other income	6,645	4,201	2,540	7,761	3,832
Total noninterest income	38,858	29,100	27,176	33,429	50,893

Noninterest expense:
Compensation	61,910	61,282	74,637	71,424	68,956
Occupancy	14,494	14,207	14,541	14,089	14,457
Data processing	7,102	6,454	6,770	7,044	6,817
Other professional services	4,146	4,258	4,261	4,400	4,629
Insurance and assessments	9,373	4,249	4,168	4,100	4,098
Intangible asset amortization	3,882	3,948	4,153	4,833	4,870
Leased equipment depreciation	7,102	7,205	6,856	5,951	5,558
Foreclosed assets (income) expense, net	(146)	66	(3,446)	8	(146)
Acquisition, integration and reorganization costs	-	-	(269)	-	-
Customer related expense	4,408	3,932	3,952	3,539	3,405
Loan expense	3,379	2,650	2,967	3,628	3,451
Goodwill impairment	-	1,470,000	-	-	-
Other expense	11,315	9,719	5,138	7,793	9,332
Total noninterest expense	126,965	1,587,970	123,728	126,809	125,427

Earnings (loss) before income taxes	46,172	(1,421,123)	147,067	151,856	178,364
Income tax expense	12,968	11,988	29,186	41,830	50,239
Net earnings (loss)	$33,204	$(1,433,111)	$117,881	$110,026	$128,125

Basic and diluted earnings (loss) per share	$0.28	$(12.23)	$0.98	$0.92	$1.07
Dividends declared and paid per share	$0.25	$0.60	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	0.50%	(21.27)%	1.77%	1.65%	1.99%
Return on average equity (1)	3.87%	(116.28)%	9.49%	8.93%	10.66%
Return on average tangible equity (1)(2)	6.39%	6.88%	20.68%	19.84%	24.03%
Efficiency ratio	42.9%	40.6%	44.8%	42.3%	41.6%
Noninterest expense as a percentage of average assets (1)	1.92%	23.57%	1.86%	1.91%	1.95%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.01%	5.54%	5.67%	5.91%	6.26%
Average interest-earning assets (3)	4.53%	5.02%	5.14%	5.41%	5.68%
Cost of:
Average interest-bearing deposits	0.40%	0.95%	1.14%	1.34%	1.35%
Average total deposits	0.25%	0.59%	0.71%	0.83%	0.81%
Average interest-bearing liabilities	0.55%	1.16%	1.36%	1.60%	1.64%
Net interest spread (3)	3.98%	3.86%	3.78%	3.81%	4.04%
Net interest margin (3)	4.20%	4.31%	4.33%	4.46%	4.72%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$19,951,603	$19,065,035	$18,470,583	$18,539,281	$18,239,690
Interest-earning assets	24,531,204	23,455,636	22,779,867	22,793,676	22,258,828
Total assets	26,621,227	27,099,040	26,380,739	26,406,603	25,849,189
Liabilities:
Noninterest-bearing deposits	8,292,151	7,357,717	7,338,888	7,487,555	7,544,027
Interest-bearing deposits	13,116,297	11,896,780	12,102,902	12,031,776	11,545,785
Total deposits	21,408,448	19,254,497	19,441,790	19,519,331	19,089,812
Borrowings	871,110	2,026,749	1,179,220	1,181,313	1,142,223
Subordinated debentures	459,466	458,399	456,997	456,011	454,901
Interest-bearing liabilities	14,446,873	14,381,928	13,739,119	13,669,100	13,142,909
Stockholders' equity	3,446,850	4,956,778	4,930,182	4,890,746	4,818,889

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.84%	0.48%	0.49%	0.53%	0.44%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.85%	0.49%	0.49%	0.54%	0.45%
Classified loans and leases held for investment to loans and leases held for investment	1.49%	0.75%	0.93%	1.01%	1.03%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	2.42%	2.36%	0.06%	0.15%	0.18%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.27%	0.40%	0.02%	0.10%	0.25%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.20%	0.19%	0.09%	0.20%	0.18%
Allowance for credit losses to loans and leases held for investment	1.94%	1.39%	0.93%	0.92%	0.92%
Allowance for credit losses to nonaccrual loans and leases held for investment	229.7%	287.5%	189.1%	174.0%	209.1%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	8.93%	8.63%	9.74%	9.50%	9.49%
Common equity tier 1 capital ratio (1)	9.97%	9.22%	9.78%	9.55%	9.53%
Tier 1 capital ratio (1)	9.97%	9.22%	9.78%	9.55%	9.53%
Total capital ratio (1)	13.18%	12.07%	12.41%	12.16%	12.18%
Risk-weighted assets (1)	$22,781,405	$24,214,209	$23,582,495	$23,579,614	$23,117,199

Equity to assets ratio	12.62%	12.97%	18.51%	18.41%	18.42%
Tangible common equity ratio (2)	8.93%	9.10%	9.79%	9.65%	9.50%
Book value per share	$29.17	$28.75	$41.36	$41.06	$40.49
Tangible book value per share (2)	$19.80	$19.31	$19.77	$19.43	$18.83

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	10.03%	9.71%	10.95%	10.72%	10.76%
Common equity tier 1 capital ratio (1)	11.18%	10.38%	11.00%	10.79%	10.80%
Tier 1 capital ratio (1)	11.18%	10.38%	11.00%	10.79%	10.80%
Total capital ratio (1)	12.44%	11.39%	11.74%	11.52%	11.53%

(1) Capital information for June 30, 2020 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) PPNR, (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Six Months Ended
PPNR and PPNR Return	June 30,	March 31,	June 30,	June 30,
on Average Assets	2020	2020	2019	2020	2019
	(Dollars in thousands)
Net earnings (loss)	$33,204	$(1,433,111)	$128,125	$(1,399,907)	$240,729
Add: Provision for credit losses	120,000	112,000	8,000	232,000	12,000
Add: Goodwill impairment	-	1,470,000	-	1,470,000	-
Add: Income tax expense	12,968	11,988	50,239	24,956	93,288
Pre-provision, pre-goodwill impairment,
pre-tax net revenue ("PPNR")	$166,172	$160,877	$186,364	$327,049	$346,017

Average assets	$26,621,227	$27,099,040	$25,849,189	$26,860,133	$25,812,771

Return on average assets (1)	0.50%	(21.27)%	1.99%	(10.48)%	1.88%
PPNR return on average assets (2)	2.51%	2.39%	2.89%	2.45%	2.70%

(1) Annualized net earnings (loss) divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Return on Average Tangible Equity	2020	2020	2019	2020	2019
	(Dollars in thousands)
Net earnings (loss)	$33,204	$(1,433,111)	$128,125	$(1,399,907)	$240,729
Add: Intangible asset amortization	3,882	3,948	4,870	7,830	9,740
Add: Goodwill impairment	-	1,470,000	-	1,470,000	-
Adjusted net earnings	$37,086	$40,837	$132,995	$77,923	$250,469

Average stockholders' equity	$3,446,850	$4,956,778	$4,818,889	$4,201,814	$4,817,435
Less: Average intangible assets	1,111,302	2,569,189	2,598,762	1,840,246	2,601,288
Average tangible common equity	$2,335,548	$2,387,589	$2,220,127	$2,361,568	$2,216,147

Return on average equity (1)	3.87%	(116.28)%	10.66%	(67.00)%	10.08%
Return on average tangible equity (2)	6.39%	6.88%	24.03%	6.64%	22.79%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible Book Value Per Share	2020	2020	2019	2019	2019
	(Dollars in thousands, except per share data)
Stockholders' equity	$3,452,898	$3,390,389	$4,954,697	$4,920,108	$4,852,010
Less: Intangible assets	1,109,234	1,113,116	2,587,064	2,591,217	2,596,050
Tangible common equity	$2,343,664	$2,277,273	$2,367,633	$2,328,891	$2,255,960

Total assets	$27,365,738	$26,143,267	$26,770,806	$26,724,627	$26,344,414
Less: Intangible assets	1,109,234	1,113,116	2,587,064	2,591,217	2,596,050
Tangible assets	$26,256,504	$25,030,151	$24,183,742	$24,133,410	$23,748,364

Equity to assets ratio	12.62%	12.97%	18.51%	18.41%	18.42%
Tangible common equity ratio (1)	8.93%	9.10%	9.79%	9.65%	9.50%

Book value per share	$29.17	$28.75	$41.36	$41.06	$40.49
Tangible book value per share (2)	$19.80	$19.31	$19.77	$19.43	$18.83
Shares outstanding	118,374,603	117,916,789	119,781,605	119,831,192	119,829,104

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.